Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$117,738,823
Realized Gain (Loss) on Swap Contracts	3,388,045
Unrealized Gain (Loss) on Market Value of Commodity Futures	237,638,427
Dividend Income	35,091
Interest Income	62,565
ETF Transaction Fees	11,000
Total Income (Loss)	$358,873,951

Expenses
General Partner Management Fees	$971,180
Professional Fees	525,475
Brokerage Commissions	70,565
Directors' Fees and insurance	72,093
NYMEX License Fee	32,373
Total Expenses	$1,671,686
Net Income (Loss)	$357,202,265

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/22	$2,374,159,266
Additions (1,700,000 Shares)	101,690,067
Withdrawals (5,200,000 Shares)	(318,698,151)
Net Income (Loss)	357,202,265

Net Asset Value End of Month	$2,514,353,447
Net Asset Value Per Share (40,323,603 Shares)	$62.35

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596